DELAWARE POOLED TRUST
Registration No. 811-6322
FORM N-SAR
 Annual Period Ended October 31,
2005

SUB-ITEM 77D:  	Policies with
respect to security investments
The response to sub-item 77D with
respect to The All-Cap Growth Equity
Portfolio, The Core Focus Fixed
Income Portfolio, The Core Plus
Fixed Income Portfolio, The
Intermediate Fixed Income Portfolio,
and The High-Yield Bond Portfolio is
incorporated by reference to the
supplements filed by Registrant with
the Commission on September 22, 2005
and October 26, 2005.